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                                                                Exhibit 23(j)



                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 22, 1993 (except Note Q, as to which the date is September 21, 1993) relating to the consolidated financial statements of First National Bancorp of Shelbyville, Inc., which appears in the Current Report on Form 8-K of Union Planters Corporation dated October 14, 1993. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is a part of this Registration Statement.




/s/ WINNETT ASSOCIATES
Shelbyville, Tennessee
January 20, 1994